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                          EMPLOYMENT AGREEMENT

          This Employment Agreement ("Agreement") is entered into as of March 6, 1998 by and between Ronald E. Bradshaw, a natural person ("Employee"), and Aftermarket Technology Corp., a Delaware corporation (the "Company").

                            R E C I T A L S

          A. Immediately prior to the date hereof, Employee has been employed by the OEM Division of Autocraft Industries, Inc., an Oklahoma corporation ("Former Employer"), which is engaged in, among other thing, (i) the remanufacture of transmissions and related drivetrain components for Ford Motor Company and General Motors Corporation, (ii) the remanufacture of electronic control modules, instrument display clusters, telephones and radios for certain original equipment manufacturers, (iii) the remanufacture of engines for certain original equipment manufacturers in Europe, (iv) the distribution of cellular telephones for AT&T Wireless, and (v) material recovery services for Ford (the "OEM Business," which term excludes Seller's operations that (x) participate in Ford's "FAR" program, (y) remanufacture non-GM transmissions for AC-Delco, or (z) are not part of the OEM Division).

          B. Concurrently herewith, subsidiaries of the Company are purchasing substantially all the assets used in the Business pursuant to that certain Asset Purchase Agreement dated as of February 10, 1998 among Former Employer, Fred Jones Industries A Limited Partnership and Aftermarket Technology Corp. (the "Purchase Agreement").

          C. The Company desires to retain the services of Employee for the benefit of the Company and its subsidiaries.

                            A G R E E M E N T

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth below, the parties hereto agree as follows:

          1.   EMPLOYMENT AND TERM.

               (a) FULL TIME AND BEST EFFORTS. Subject to the terms set forth herein, the Company agrees to employ Employee in a management capacity and Employee hereby accept such employment. During the term of his employment, Employee will devote his full time, best efforts and attention to the performance of his duties hereunder and to the business and affairs of the Company and its subsidiaries.

               (b) DUTIES. Employee shall perform such duties for the Company and its subsidiaries as are customarily associated with a management position, consistent with the Bylaws of the Company and as required by the officer or officers to whom Employee reports.

               (c) COMPANY POLICIES. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, including but not limited to those relating to protection of confidential information and

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assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with such employment policies and practices, this Agreement shall control.

               (d) TERM. The initial term of employment of Employee under this Agreement shall begin as of the date hereof and end on the third anniversary the date hereof, subject to the provisions for termination contained in Section 5 and renewal contained in Section 1(e).

               (e) RENEWAL. Unless the Company shall have given Employee notice that this Agreement shall not be renewed at least 30 days prior to the end of the initial term referred to in Section 1(d), the term of this Agreement shall be automatically extended for a period of one year, such procedure to be followed in each such successive period.

          2.   COMPENSATION AND BENEFITS.

               (a) SALARY. Employee shall receive for services to be rendered hereunder an annual base salary of $275,000, payable on the Company's regular payroll dates, subject to increase at the discretion of the Company, and subject to standard withholdings for taxes and social security and the like. The Company shall review Employee's salary on an annual basis and may, in its sole discretion, increase Employee's salary.

               (b) INCENTIVE PLANS. During the term hereof, Employee shall be eligible to participate in any annual incentive bonus plan and long-term incentive plan (including, without limitation, any stock option plan) of the Company generally available to Company employees of a level comparable to Employee. Such participation shall be subject to and on a basis consistent with the terms, conditions and administration of any such plan. Employee understands that (i) the Company shall have discretion to determine Employee's level of participation in any such plan and (ii) any such plan may be modified or eliminated in the Company's sole discretion in accordance with applicable law and the terms of such plan. For the year ending December 31, 1998, Employee's target bonus shall be 50% of his base salary for the period from the date hereof to December 31, 1998 and will be paid based on achievement of financial and personal goals to be established by the Company.

               (c) PARTICIPATION IN BENEFIT PLANS. Initially, Employee shall be entitled to participate in all benefit plans generally available to Hired OEM Employees (as that term is defined in the Purchase Agreement) pursuant to Section 7.08 of the Purchase Agreement. Thereafter, during the term hereof, Employee shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability, retirement income or similar plan or program of the Company to the extent that he is eligible under the general provisions thereof. The Company, may, in its discretion and from time to time, establish additional management benefit programs as it deems appropriate. Employee understands that any such plans may be modified or eliminated in the Company's discretion in accordance with applicable law.

               (d) VACATION. Employee will be credited for all vacation days that he has accrued with Former Employer as of the date hereof and will be able to utilize them in the same manner as previously permitted by Former Employer. In addition, after the date hereof

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Employee shall be entitled to a period of annual paid vacation time equal to the period provided to employees of a comparable level by the Company's policies and procedures. If the period of annual paid vacation time is determined based on period of service, Employee's prior service with Former Employee will be included in determining the period to which Employee is entitled. The days selected for Employee's vacation must be mutually agreeable to the Company and Employee.

          3.   PERQUISITES.

               (a) AUTOMOBILE. Employee will continue to be reimbursed for expenses related to his present company automobile to the same extent that he has been reimbursed by Former Employer prior to the date hereof. After the expiration of the lease with respect to such automobile, Employee will be provided with an automobile if and to the extent that automobiles are generally available to Company employees of a level comparable to Employee.

               (b) OTHER REIMBURSEMENTS. During each calendar year during the term hereof, Employee will receive reimbursement for expenses incurred during such year for (i) personal financial/tax planning, (ii) estate planning (including legal fees) and (iii) club (E.G., country club, health club, social club) dues; PROVIDED, HOWEVER, that the reimbursable amount for any such year shall not exceed 2% of Employee's base salary paid during such year.

          4. BUSINESS EXPENSES. Employee shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder.

          5. TERMINATION OF EMPLOYMENT. The date on which Employee's employment by the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

               (a)  TERMINATION FOR CAUSE.

                    (i) TERMINATION; PAYMENT OF ACCRUED SALARY AND VACATION. The Company may terminate Employee's employment at any time for cause, immediately upon written notice to Employee of the circumstances leading to such termination for cause. If Employee's employment is terminated for cause, Employee shall receive payment for all accrued salary and vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no obligation to pay severance of any kind nor to make any payment in lieu of notice if Employee is terminated for cause.

                    (ii) DEFINITION OF CAUSE. "CAUSE" means the occurrence or existence of any of the following with respect to Employee, as determined by the Company in its sole discretion: (A) a material breach by Employee of
(1) his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its Affiliates that has not been approved by the Company, or (2) the terms of his employment, if in any such case such material breach remains uncured after the lapse of 30 days following the date that the Company has given Employee written notice thereof; (B) the material breach by Employee of any duty referred to in clause (A) above as to which at least one written notice has been given pursuant to clause (A); (C) any act of dishonesty, misappropriation, embezzlement,

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intentional fraud or similar conduct involving the Company or any of its
Affiliates; (D) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (E) any intentional damage of a material nature to any property of the Company or any of its Affiliates; or (F) the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that, in the reasonable determination of the Company renders Employee unfit to serve in his capacity as an employee of the Company or its Affiliates.

               (b) VOLUNTARY TERMINATION. Employee may voluntarily terminate his employment with the Company at any time upon 30 days' prior written notice. On the Termination Date, Employee shall receive payment for all accrued salary and vacation time through the Termination Date, after which no further compensation of any kind or severance payment will be payable under this Agreement.

               (c) TERMINATION UPON DISABILITY. The Company may terminate Employee's employment in the event Employee suffers a disability that renders Employee unable to perform the essential functions of his position, even with reasonable accommodation in compliance with the Americans with Disabilities Act, for three consecutive months within any six month period. After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation will be payable under this Agreement. The foregoing shall not affect any rights that Employee may have under applicable workers' compensation laws or any disability plan of the Company.

               (d) TERMINATION WITHOUT CAUSE. The Company may terminate Employee's employment without "cause" (as defined above) at any time upon 30 days' prior written notice. On the Termination Date, Employee shall receive payment for all accrued salary and vacation time through the Termination Date and thereafter the Company shall, subject to Section 5(f), pay Employee as severance an amount equivalent to 100% of Employee's annual base salary as in effect immediately prior to the Termination Date, less standard withholdings for taxes and social security and the like. The severance shall be payable in equal installments on each of the Company's regular payroll dates during the 12-month period commencing on the first such payroll date following the Termination Date.

               (e) FUNDAMENTAL CHANGES. If the Company (i) materially diminishes Employee's duties, authority, responsibility or compensation without performance justification, or (ii) breaches this Agreement in any material respect, Employee may terminate his employment PROVIDED that Employee has given the Company 30 days' written notice prior to such termination and the Company has not cured such diminution or breach, as the case may be, by the end of such 30-day period. A termination in such circumstances shall be treated as a Company termination without cause and Employee shall be entitled to the severance payments provided in Section 5(d).

               (f) EMPLOYEE'S DEATH. If Employee dies, his beneficiaries shall receive payment for all accrued salary and vacation time through the date of death, after which no further compensation of any kind or severance payment will be payable under this Agreement.

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               (g)  EARNED BONUS.  If Employee's employment hereunder is
terminated by the Company or Employee for any reason, Employee shall be entitled to receive on the Termination Date, in addition to any other payments called for by this Section 5, his Earned Bonus, if any, less standard withholdings for taxes and social security and the like. "Earned Bonus" means any bonus that is payable to Employee with respect to the calendar year preceding the Termination Date but that has not been paid prior to the Termination Date.

          6. PROPRIETARY INFORMATION OBLIGATIONS. Prior to and/or during the term of employment under this Agreement, Employee has had and/or will have access to and has become and/or will become acquainted with the confidential and proprietary information of the Business and the Company and its affiliates, including but not limited to confidential and proprietary information or plans regarding customer relationships; personnel; sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes and other compilations of information, records, and specifications (collectively "Proprietary Information"). Employee shall not disclose any of the Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement, or at any time thereafter, except as required in the course of his employment hereunder or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the Business or the Company or its affiliates, whether prepared by Employee or otherwise coming into his possession prior to or during the term of this Agreement, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company or its affiliate under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Employee's duties hereunder, and if removed shall be immediately returned upon any termination of his employment and no copies thereof shall be kept by Employee.

          7. NONINTERFERENCE. While employed by the Company and for a period of three years thereafter, Employee agrees not to interfere with the Business or the Company or its affiliates by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employee who is an employee of the Company at the time of such solicitation to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.

          8. NONCOMPETITION. Employee agrees that during the term of this Agreement and for a period of 18 months after the termination hereof, he will not, without the prior consent of the Company, directly or indirectly, have an interest in, be employed by, be connected with, or have an interest in, as an employee, consultant, officer, director, partner, stockholder or joint venturer, any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business that is similar to or in competition with the Business (or any portion thereof) in any state in which the Company was conducting business on the date on which Employee ceased to be an employee of the Company; PROVIDED, HOWEVER, that the foregoing shall not prevent Employee from being a stockholder of less than 1% of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

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          9.   REMEDIES.  Employee acknowledges that a breach or threatened breach by Employee of any the provisions of Sections 6, 7 or 8 will result in the Business and the Company suffering irreparable harm that cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, Employee agrees that the Company shall be entitled to interim, interlocutory and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Company may become entitled should there be such a breach or threatened breach.

          10.  MISCELLANEOUS.

               (a) NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy, if a copy is sent by mail as follows) or the third day after mailing by first class mail to the recipient at the address indicated below:

               To the Company:

                    Aftermarket Technology Corp.
                    900 Oakmont Lane, Suite 100
                    Westmont, IL 60559
                    Attention:     Vice President--Human Resources
                    Facsimile:     (630) 455-2650

               To Employee:

                    Ronald E. Bradshaw

                    --------------------------

                    --------------------------

                    Facsimile:     (   )    -
                                    ---  --- -----

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

               (b) SEVERABILITY. If any term or provision (or any portion thereof) of this Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially affected. Upon such determination that any term or provision (or any portion thereof), is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.

               (c) ENTIRE AGREEMENT. This Agreement constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes all prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

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               (d)  COUNTERPARTS.  This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

               (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company, and their respective successors and assigns, except that Employee may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

               (f) ATTORNEY'S FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

               (g) AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, and in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by a party of any breach of this Agreement shall be deemed to extend to any prior or subsequent breach or affect in any way any rights arising by virtue of any prior or subsequent breach. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               (h) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Oklahoma.

               (i) CONSTRUCTION. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Neither party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against either party hereto.

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          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                              /s/ Ronald E. Bradshaw
                                       -----------------------------------
                                                Ronald E. Bradshaw


                                       AFTERMARKET TECHNOLOGY CORP.


                                             /s/ Joseph Salamunovich
                                       -----------------------------------
                                       Joseph Salamunovich, Vice President


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